UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

     Date of Report (date of earliest event reported): February 25, 2004

CENTRA FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

West Virginia	333-93437	55-0770610

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Registrant’s telephone number, including area code: (304) 598-2000

Item 9.	Regulation FD Disclosure

     On February 25, 2004, Centra Financial Holdings, Inc. reported its earnings for its fourth quarter and twelve months ended December 31, 2003, as described in the Fourth Quarter 2003 Quarterly Report attached as Exhibit 99 and incorporated herein by reference.

Item 7.	Exhibits

(c)	Exhibits.

99 – Fourth Quarter 2003 Quarterly Report

Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 25, 2004	Centra Financial Holdings, Inc.

	By	/s/ Douglas J. Leech

Douglas J. Leech, President and Chief Executive Officer

Centra Financial Holdings, Inc., and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands, except Per Share Data)

	Year Ended December 31,		Quarter Ended December 31,
	2003	2002	2003	2002
INTEREST INCOME
Loans, including fees	$13,584	$9,594	$3,956	$2,717
Loans held for sale	295	168	42	56
Securities available-for-sale	508	499	95	163
Interest-bearing bank balances	24	32	6	6
Federal funds sold	223	273	34	95

Total interest income	14,634	10,566	4,133	3,037

INTEREST EXPENSE
Deposits	5,226	4,194	1,393	1,177
Short-term borrowed funds	78	118	17	32

Total interest expense	5,304	4,312	1,410	1,209

Net interest income	9,330	6,254	2,723	1,828
Provision for loan losses	2,099	967	623	354

Net interest income after provision for loan losses	7,231	5,287	2,100	1,474

OTHER INCOME
Service charges on deposit accounts	654	420	186	149
Other service charges and fees	472	304	124	78
Secondary market income	1,563	757	294	289
Other	97	48	28	24

Total other income	2,786	1,529	632	540

OTHER EXPENSE
Salaries and employee benefits	3,908	2,715	956	789
Occupancy expense	819	618	241	169
Equipment expense	778	600	213	165
Advertising	395	249	147	85
Professional fees	212	140	82	31
Data processing	621	408	184	110
Other	1,424	1,161	395	312

Total other expense	8,157	5,891	2,218	1,661

Net income before income tax benefit	1,860	925	514	353

INCOME TAX (BENEFIT)	(104)	—	(104)	—

Net income	$1,964	$925	$618	$353

Basic earnings per share	0.85	0.46	0.27	0.15
Diluted earnings per share	0.80	0.44	0.25	0.14
Weighted average shares outstanding — basic	2,320,550	1,997,634	2,320,550	2,320,454
Weighted average shares outstanding — diluted	2,452,419	2,110,743	2,444,729	2,456,891

Centra Financial Holdings, Inc., and Subsidiaries
CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in Thousands, except Per Share Data)

	December 31,	December 31,
	2003	2002
ASSETS
Cash and due from banks	$8,180	$6,200
Interest-bearing deposits in other banks	997	1,001
Federal funds sold	14, 574	22,817

Total cash and cash equivalents	23, 751	30,018
Available-for-sale securities, at estimated fair value (amortized cost of $22,800 in 2003 and $37,116 in 2002)	22,895	37,170
Loans, net of unearned income	295,925	186,737
Allowance for loan losses	(4,457)	(2,375)

Net loans	291,468	184,362
Premises and equipment	5,654	4,019
Loans held for sale	756	7,317
Other Assets	5,184	3,350

Total assets	$349,708	$266,236

LIABILITIES
Deposits
Non-interest bearing	39,259	27,334
Interest-bearing	263,096	187,534

Total deposits	302,355	214,868
Short-term borrowings	16,953	24,578
Other liabilities	2,562	919

Total liabilities	321,870	240,365

STOCKHOLDERS’ EQUITY
Preferred stock, $1 par value, 1,000,000 authorized, none issued	—	—
Common stock, $1 par value, 50,000,000	2,320	2,320
authorized, 2,320,550 issued and outstanding
Additional paid-in capital	25,419	25,419
Accumulated earnings (deficit)	42	(1,922)
Accumulated other comprehensive income	57	54

Total equity	27,838	25,871

Total liabilities and stockholders’ equity	$349,708	$266,236